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                                                            EXHIBIT 99.2
                          NOTICE OF GUARANTEED DELIVERY

                                  For Tender Of


                     12% Senior Subordinated Notes due 2008
                                       of
                         DECRANE AIRCRAFT HOLDINGS, INC.

         This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 12% Series A Senior Subordinated Notes due 2008 (the "Old Notes") are not immediately available,
(ii) Old Notes, the Letter of Transmittal and any other documents required by the Letter of Transmittal cannot be delivered to State Street Bank and Trust Company (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer - Guaranteed Delivery Procedures" in the Prospectus dated ____________, 1999 (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of DeCrane Aircraft Holdings, Inc., a Delaware corporation (the "Company").

                  The Exchange Agent for the Exchange Offer is:

               STATE STREET BANK AND TRUST COMPANY, EXCHANGE AGENT

    BY REGISTERED OR CERTIFIED MAIL:              BY OVERNIGHT COURIER:
  State Street Bank and Trust Company      State Street Bank and Trust Company
              P.O. Box 778                       Two International Place
       Boston, Massachusetts 02102             Boston, Massachusetts 02110
  ATTENTION: Corporate Trust Department         ATTENTION: Corporate Trust
              Kellie Mullen                             Department
                                                      Kellie Mullen

    BY HAND in New York to 4:30 p.m.         BY HAND in Boston to 4:30 p.m.:
            (as drop agent):               State Street Bank and Trust Company
  State Street Bank and Trust Company             Two International Place
              61 Broadway                              Fourth Floor
               15th Floor                      Boston, Massachusetts 02110
         Corporate Trust Window           Attention: Corporate Trust Department
           New York, NY 10006



                             FOR INFORMATION CALL:
                                Kellie Mullen
                                 617-664-5587
                          Reference: DeCrane Aircraft

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY BY ANY MANNER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE

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SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE
GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

                    (Not to be used for Signature Guarantee)

         The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other documents required by such Letter of Transmittal, within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
              ---------------------               ------------------------------
                                                     (Authorized Signature)

Address:                                          Title:
        ---------------------------                     ------------------------

                                                  Name:
-----------------------------------                    -------------------------
             (Zip Code)                                 (Please type or print)

Area Code and Telephone Number:                   Date:
                                                        ------------------------

-----------------------------------

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF

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GUARANTEED DELIVERY.  ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO,
AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.